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EXHIBIT 11                                       GREENWICH AIR SERVICES, INC.
                                     COMPUTATION OF EARNINGS PER COMMON SHARE

                                                          THREE MONTHS ENDED SEPTEMBER 30,
                                                   1996                              1995
                                               -------------------------------------------------------------
                                                                     FULLY                         FULLY
                                                  PRIMARY           DILUTED        PRIMARY        DILUTED
                                               -------------     -------------   ------------   ------------
 Weighted average number of common
    shares outstanding                            16,308,392        16,308,392     10,152,956     10,152,956
Additional shares assuming the
conversion of:
    Options and warrants                             230,210           277,168        160,356        287,468
    Subordinated debentures                                            429,915                     2,402,906
                                               -------------     -------------   ------------   ------------
 Weighted average number of common
    shares outstanding, as adjusted               16,538,602        17,015,475     10,313,312     12,843,330
                                               =============     =============   ============   ============
Net income applicable to common
stock                                             $4,654,794        $4,654,794     $2,027,518     $2,027,518
 After-tax interest savings from
    conversion of subordinated debentures                               30,180                       168,684
                                               -------------     -------------   ------------   ------------
Net income, as adjusted                           $4,654,794        $4,684,974     $2,027,518     $2,196,202
Earnings per common share                              $0.28             $0.27          $0.20          $0.17
                                               =============     =============   ============   ============



                                                          NINE MONTHS ENDED JUNE 30,
                                                   1996                              1995
                                               -------------------------------------------------------------
                                                                     FULLY                         FULLY
                                                  PRIMARY           DILUTED        PRIMARY        DILUTED
                                               -------------     -------------   ------------   ------------
 Weighted average number of common
    shares outstanding                            13,441,779        13,441,779     10,153,452     10,153,452
Additional shares assuming the
conversion of:
    Options and warrants                             268,435           381,600         79,782        280,048
    Subordinated debentures                                            429,915                     2,402,906
                                               -------------     -------------   ------------   ------------
 Weighted average number of common
    shares outstanding, as adjusted               13,710,214        14,253,294     10,233,234     12,836,406
                                               =============     =============   ============   ============
Net income applicable to common
stock                                            $11,792,460       $11,792,460     $6,201,488     $6,201,488
 After-tax interest savings from
    conversion of subordinated debentures                              120,720                       674,736
                                               -------------     -------------   ------------   ------------
Net income, as adjusted                          $11,792,460       $11,913,180     $6,201,488     $6,876,224
Earnings per common share                              $0.86             $0.83          $0.61          $0.54
                                               =============     =============   ============   ============


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